EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
Third Quarter of 2016

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – August 11, 2016 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended July 2, 2016.

Total revenues for the three-month period ended July 2, 2016 were $41,233,000 versus $40,375,000 for the three months ended June 27, 2015. The three-month period ended July 2, 2016 includes revenues related to Shuckers in Jensen Beach, FL which was acquired in October 2015 and the Southwest Porch in Bryant Park, NY which was opened in July 2015, totaling $2,398,000. Last year’s three-month period included revenues of $1,142,000 related to two properties closed during or subsequent to the quarter due to lease expirations.

Total revenues for the nine-month period ended July 2, 2016 were $111,614,000 versus $105,282,000 for the nine months ended June 27, 2015. The nine-month period ended July 2, 2016 includes incremental revenues related to the Rustic Inn in Jupiter, FL, which opened in February 2015, Shuckers in Jensen Beach, FL, which was acquired in October 2015, and Southwest Porch in Bryant Park, NY, which was opened on July 1, 2015, totaling $7,279,000. Last year’s nine-month period included revenues of $3,170,000 related to four properties closed subsequent to the quarter-end due to lease expirations.

Company-wide same store sales decreased 1.6% for the three-month period ended July 2, 2016 compared to the same three month period last year and were unchanged for the nine-month period ended July 2, 2016 compared to the same nine month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period July 2, 2016 was $6,021,000 versus $5,570,000 during the same three-month period last year. Net income for the three-month period ended July 2, 2016 was $3,367,000, or $0.99 per basic share ($0.96 per diluted share), as compared to net income of $3,241,000, or $0.95 per basic share ($0.92 per diluted share), for the same three-month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests for the nine-month period ended July 2, 2016 was precisely the same as last year’s nine-month period, $8,392,000 versus $8,392,000. Net income for the nine-month period ended July 2, 2016 was $3,043,000, or $0.89 per basic share ($0.87 per diluted share), as compared to net income of $3,381,000, or $1.00 per basic share ($0.97 per diluted share), for the same nine-month period last year.

Included in net income for the three and nine-month periods ended July 2, 2016 is the reversal of accrued liabilities relating to the resolution of a legal matter resolved in the Company’s favor and the correction of an immaterial error in previously issued financial statements related to an overstatement of a rent liability. The adjustments totaled $1,206,000 and were recorded as a reduction of occupancy expenses in the three month period ended July 2, 2016 with corresponding adjustments to tax expense and net income attributable to non-controlling interests in the amounts of $229,000 and $337,000, respectively ($0.19 per basic and $0.18 per diluted share). Excluding these adjustments net income and EBITDA, adjusted for non-cash stock option expense and non-controlling interests would have been $2,728,000 and $5,153,000, respectively, for the three –month period ended July 2, 2016 and $2,403,000 and $7,523,000, respectively, for the nine-month period ended July 2, 2016.

As of July 2, 2016 the Company had cash and cash equivalents totaling $8,519,000. The Company has notes payable outstanding, the proceeds of which were used to finance the purchases of membership interests in Ark Hollywood/Tampa Investment, LLC, the purchase of The Rustic Inn in Dania Beach, Florida and the purchase of Shuckers, with an outstanding balance of $8,546,000, net of the unamortized balance of deferred financing costs in the amount of $99,000 at July 2, 2016.

Ark Restaurants owns and operates 21 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Six restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and three are located in Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida, Shuckers in Jensen Beach, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 39-week periods ended July 2, 2016 and June 27, 2015

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

TOTAL REVENUES	$41,233	$40,375	$111,614	$105,282

COST AND EXPENSES:

Food and beverage cost of sales	10,656	10,573	29,440	28,491
Payroll expenses	12,895	12,019	38,100	34,158
Occupancy expenses	3,309	4,351	11,891	12,367
Other operating costs and expenses	4,999	4,858	14,485	13,473
General and administrative expenses	2,956	2,769	8,996	8,200
Depreciation and amortization	1,109	1,104	3,384	3,308

Total costs and expenses	35,924	35,674	106,296	99,997

OPERATING INCOME	5,309	4,701	5,318	5,285

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	104	69	280	171
Other (income) expense, net	(217)	(42)	(439)	(164)
Total other income (expense), net	(113)	27	(159)	7

INCOME BEFORE PROVISION FOR INCOME TAXES	5,422	4,674	5,477	5,278

Provision for income taxes	1,362	1,051	1,398	1,219

CONSOLIDATED NET INCOME	4,060	3,623	4,079	4,059

Net income attributable to non-controlling interests	(693)	(382)	(1,036)	(678)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$3,367	$3,241	$3,043	$3,381

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.99	$0.95	$0.89	$1.00
Diluted	$0.96	$0.92	$0.87	$0.97

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,418	3,403	3,418	3,388
Diluted	3,494	3,517	3,504	3,500

EBITDA Reconciliation:
Pre tax income	$5,422	$4,674	$5,477	$5,278
Depreciation and amortization	1,109	1,104	3,384	3,308
Interest expense, net	104	69	280	171
EBITDA (a)	$6,635	$5,847	$9,141	$8,757

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$6,635	$5,847	$9,141	$8,757
Net income attributable to non-controlling interests	(693)	(382)	(1,036)	(678)
Non-cash stock option expense	79	105	287	313
EBITDA, as adjusted	$6,021	$5,570	$8,392	$8,392

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.